                                                                 Exhibit 99.6(C)

                             UNDERWRITING AGREEMENT


                                                               December 29, 1989

Kokasai Securities Co., Ltd.
Shinjuku Nomura Building
26-2 Nishishinjuku 1-Chome
Shinjuku-ku Tokyo 160 Japan

Gentlemen:

                                  INTRODUCTION

     Each of the Keystone Custodian Funds, Series B-1, B-2, B-4, K-1, K-2, S-1, S-3 and S-4 (hereinafter referred to collectively as the "Keystone Funds") invites you ("Kokasai") to act as Underwriter in Japan of the shares ("Shares") of the Keystone Funds, subject to the following terms and conditions:

     1. In the distribution and sale in Japan of Shares, Kokasai agrees to act as principal. Kokasai shall not have authority to act as agent for the Keystone Funds, Keystone Custodian Funds, Inc. ("Keystone"), Keystone Distributors, Inc. ("KDI") or for any other dealer in any respect in such transactions.


                       CONCERNING THE CONTINUOUS OFFERING

     2. Kokasai intends to undertake the continuous offering and sale of Shares of Keystone Custodian Fund, Series S-4 (the "S-4 Fund") in Japan to Japanese and non-U.S. nationals (the "Continuous Offering") and the proposed schedule of sales charges, sub-dealer concessions and net retention by Kokasai will be as follows:

                                                           Kokasai's
                                      Sales   Sub-Dealer        Net
   Amount of Purchase                 Charge  Concession  Retention
-------------------------------------------------------------------
Y500,000 but less than Y5 million        5.0%       4.0%       1.0%
Y5 million but less than Y10 million     4.0        3.2        0.8
Y10 million but less than Y100 million   3.0        2.4        0.6
Y100 million and over                    2.0        1.6        0.4

     The minimum unit of sale of Shares shall be Y500,000.

     Kokasai will be entitled to continuing maintenance fees for services to its customers in accordance with the attached schedule of maintenance fees which may be modified from time to time. Kokasai shall not have any vested right to receive any continuing maintenance fees on Shares sold by it.

     3. The Continuous Offering will be made on a forward pricing basis, i.e., orders accepted by Kokasai prior to the close of business in Tokyo and placed with the S-4 Fund the same day prior to the close of the S-4 Fund's business day, 5:00 p.m. Boston, Massachusetts time, shall be confirmed at the closing per share net asset value, which the S-4 Fund agrees to furnish to Kokasai each day by telex, and which Kokasai agrees to make public each day at its head and branch offices. Orders taken by Kokasai on days when the New York Stock Exchange is closed will be priced at the closing price on the next day when the New York Stock Exchange is open. In the event of differences between verbal and telex orders on the one hand, and written price confirmations on the other, the written price confirmations shall be considered final.

     4. In connection with sales to sub-dealers, the concession to sub-dealers and Kokasai's net retention shall be subject to the regulations as set forth in the rules concerning Foreign Securities Transactions of Japanese Securities Dealers' Association ("Association's Rules"). Kokasai agrees to furnish the S-4 Fund with English copies of agreements entered into between Kokasai and its sub-dealers. Such agreements and sales by sub-dealers shall conform in all cases with the terms and conditions of this Agreement.

     5. Payment at the appropriate per share net asset value shall be made to the S-4 Fund by Kokasai and shall be received by the S-4 Fund within ten business days after its acceptance of Kokasai's order or such shorter time as may be required by U.S. law.

     If such payment is not received by the S-4 Fund, it reserves the right without notice, forthwith to cancel the sale in which case the S-4 Fund may hold Kokasai responsible for any loss to it, provided, however, that this paragraph shall have no force and effect if Kokasai's failure to pay shall be caused by reason of force majeure.

     6. Kokasai agrees to act as agent of the S-4 Fund for the purpose of facilitating redemptions of Shares of the S-4 Fund sold pursuant to the terms of this Agreement and held by Japanese investors. If Kokasai repurchases Shares from its customers or customers of sub-dealers, it agrees to pay not less than the applicable net asset value as in effect on the date of such repurchase.

     7. The S-4 Fund will not accept from Kokasai any conditional orders for sales of Shares.

     8. The S-4 Fund agrees that whenever Kokasai places orders for purchase of Shares from the S-4 Fund or redemption of Shares by the S-4 Fund, the S-4 Fund shall unconditionally accept such orders, unless trading on the New York Stock Exchange has been suspended or there are other reasons, including force majeure, which prevent such unconditional acceptance. The S-4 Fund also agrees to notify Kokasai promptly by telex after the S-4 Fund has executed any such orders from Kokasai. In the case of sales of Shares to the S-4 Fund, the S-4 Fund agrees to make payment to Kokasai within seven days after its acceptance of Kokasai's order or such shorter time as may be required by U.S. law. Subject to the provisions of this Paragraph 8, if the S-4 Fund fails to make payment to Kokasai as above provided, the S-4 Fund agrees to indemnify and save Kokasai harmless from any loss resulting therefrom.

     9. Kokasai will pay all costs and expenses directly attributable to the Continuous Offering, including costs of translation, filing and legal and accounting fees and disbursements of auditors and counsel of Keystone and the S-4 Fund in conjunction with the filing under the Ordinance of Japanese Ministry of Finance, costs of advertising, publicity and due diligence and other meetings, costs and expenses of translating, printing and distributing the Japanese prospectus (hereinafter referred to, in accordance with the Association's Rules as the "Explanatory Brochure") and other sales literature for the Continuous Offering.

     10. The S-4 Fund agrees that Kokasai, on behalf of the S-4 Fund, shall prepare, in conformance with the Association's Rules and applicable Japanese laws and regulations, the Explanatory Brochure covering the S-4 Fund continuous offering based on prospectuses, securities reports, semi-annual securities reports and material information furnished from time to time by the S-4 Fund in connection with the S-4 Fund (hereinafter collectively referred to as "Prospectuses-Reports"). In preparing the Explanatory Brochure, Kokasai shall rely solely on the representations contained in the "Prospectuses-Reports." Kokasai agrees that it will furnish a draft of the Explanatory Brochure to the S-4 Fund's designated agent in Tokyo to obtain prior approval for the contents thereof and will also furnish the S-4 Fund with the required number of Japanese and English language translations of the Explanatory Brochure for filing as required by United States law. No person is authorized to make any representations concerning Shares of the S-4 Fund except those contained in the then current applicable Explanatory Brochure. Kokasai also agrees that it will deliver a copy of the then current Japanese Explanatory Brochure, at or prior to the time of sale, to each of its own purchasers and, in the case of sale by sub-dealers, it will require that they also deliver a copy of such Explanatory Brochure to each of their purchasers.

     11. The S-4 Fund agrees to indemnify and save Kokasai harmless from any damages which shall have occurred in the sale of Shares of the S-4 Fund pursuant to this Agreement to the extent such damages result from a false statement of a material fact contained in the "Prospectuses-Reports" of the S-4 Fund, an omission of a material fact which should be stated therein or an omission of a material fact necessary to make the statement therein not misleading. If the "Prospectuses-Reports" or any other material used in connection with the sale of S-4 Fund Shares contains information furnished by Kokasai which information contains a false statement of a material fact, an omission of a material fact which should be stated therein, or an omission of a material fact necessary to make the statement therein not misleading, Kokasai likewise agrees to indemnify and save the S-4 Fund harmless from any damages it shall have incurred in any sales of the Shares of the S-4 Fund pursuant to the terms of this Agreement.

     12. The S-4 Fund agrees to designate Kokasai if Kokasai so requests, or such other representative as shall meet the qualification requirements as set forth in Section 1 of Article 6 of the Japanese Standard Rules Relating to Selection of Foreign Investment Company Shares to be Sold in Japan (the "Standard Rules") as legal agent for service of process against the S-4 Fund.

     13. The S-4 Fund hereby appoints Kokasai as its agent securities company as defined in Article 13 of the Association's Rules and Kokasai agrees that it will submit to the Association on the S-4 Fund's behalf all such documents as may be required by the provisions the Association's Rules.

     14. The S-4 Fund agrees that all its financial statements which appear in the Japanese Explanatory Brochure and Registration Statement, or in annual reports to the Ministry of Finance will be certified by independent certified public accountants who are licensed public accountants under the laws of Japan. Any such financial statements submitted to the Ministry of Finance will be manually signed and certified by such representative. The S-4 Fund also agrees to submit semi-annual reports to the Ministry of Finance which need not be certified.

     15. The S-4 Fund hereby represents and warrants that it currently conforms to the requirements of the Japanese Standard Rules. The S-4 Fund understands that if subsequently it is made aware that it does not so conform, the S-4 Fund will advise Kokasai promptly and Kokasai may suspend further sales of Shares but, even in such event, the S-4 Fund will continue to be obligated to repurchase or redeem Shares of the S-4 Fund from Kokasai as hereinbefore provided.

     16. In offering the Shares of the S-4 Fund for sale in Japan, Kokasai agrees to comply with the applicable laws, rules, regulations and criteria of the Ministry of Finance and Associations' Rules.

     Kokasai also agrees that any advertisements used by Kokasai will in general conform to the Statement of Policy of the United States Securities and Exchange Commission (U.S. Release No. 40-2621), except for Paragraph (h) which deals with comparisons.

     17. With the consent of the Board of Trustees of the appropriate Keystone Fund, Kokasai may also undertake block and/or continuous offerings of the Shares of such other Keystone Funds on the terms and conditions herein stated or as may be contained in any supplemental agreement hereto.

     18. This Agreement is, to the extent applicable, governed by the laws of Japan.

     19. This Agreement shall continue in effect as long as permitted under the U.S. Investment Company Act of 1940, as amended from time to time, the rules promulgated thereunder or under the Japanese Securities and Exchange Law of 1948, appropriate exemptions therefrom. This Agreement may be terminated at any time by mutual consent or by either party upon thirty days written notice, and shall terminate automatically in the event of its assignment.


                                        KEYSTONE CUSTODIAN FUND,
                                        SERIES B-1, B-2, B-4, K-1,
                                        K-2, S-1, S-3 and S-4, each
                                        for itself and not jointly


                                        By Albert H. Elfner, III
                                           -------------------------------
                                        Title: President


ACCEPTED as of the 29th day of December 1989:


KOKASAI SECURITIES CO., LTD.


By Hiroshi Ohno
   -------------------------------
Title:

                          SCHEDULE OF MAINTENANCE FEES


     Except as otherwise provided for in the Underwriting Agreement, Kokasai will be entitled to quarterly maintenance fees based on the aggregate net asset value of shares of the S-4 Fund which Kokasai has sold, which remain issued and outstanding on the books of the S-4 Fund on the last business day of the calendar quarter and which are registered in the names of clients for whom Kokasai is broker of record ("Eligible Shares"). Such maintenance fees will be calculated at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually); provided, however, that no maintenance fees will be paid to Kokasai for any calendar quarter if the aggregate net asset value of such Eligible Shares on the last business day of the calendar quarter is less than $1 million. Quarterly maintenance fees shall be payable 90 days after the end of the calendar quarter. Such maintenance fee rate may be modified by the S-4 Fund from time to time without prior notice.

                             UNDERWRITING AGREEMENT


                                                               December 29, 1989

Nomura Securities Co., Ltd.
1-9-1, Nihonbashi, Chuo-ku
Tokyo, Japan

Gentlemen:

                            INTRODUCTION

     Each of the Keystone Custodian Funds, Series B-1, B-2, B-4, K-1, K-2, S-1, S-3 and S-4 (hereinafter referred to collectively as the "Keystone Funds") invites you ("Nomura") to act as Underwriter in Japan of the shares ("Shares") of the Keystone Funds, subject to the following terms and conditions:

     1. In the distribution and sale in Japan of Shares, Nomura agrees to act as principal. Nomura shall not have authority to act as agent for the Keystone Funds, Keystone Custodian Funds, Inc. ("Keystone"), Keystone Distributors, Inc. ("KDI") or for any other dealer in any respect in such transactions.


                       CONCERNING THE CONTINUOUS OFFERING

     2. Nomura intends to undertake the continuous offering and sale of Shares of Keystone Custodian Fund, Series S-4 (the "S-4 Fund") in Japan to Japanese and non-U.S. nationals (the "Continuous Offering") and the proposed schedule of sales charges, sub-dealer concessions and net retention by Nomura will be as follows:

                                                           Nomura's
                                      Sales   Sub-Dealer        Net
   Amount of Purchase                 Charge  Concession  Retention
-------------------------------------------------------------------
Y500,000 but less than Y5 million        5.0%       4.0%       1.0%
Y5 million but less than Y10 million     4.0        3.2        0.8
Y10 million but less than Y100 million   3.0        2.4        0.6
Y100 million and over                    2.0        1.6        0.4

     The minimum unit of sale of Shares shall be Y500,000.

     Nomura will be entitled to continuing maintenance fees for services to its customers in accordance with the attached schedule of maintenance fees which may be modified from time to time. Nomura shall not have any vested right to receive any continuing maintenance fees on Shares sold by it.

     3. The Continuous Offering will be made on a forward pricing basis, i.e., orders accepted by Nomura prior to the close of business in Tokyo and placed with the S-4 Fund the same day prior to the close of the S-4 Fund's business day, 5:00 p.m. Boston, Massachusetts time, shall be confirmed at the closing per share net asset value, which the S-4 Fund agrees to furnish to Nomura each day by telex, and which Nomura agrees to make public each day at its head and branch offices. Orders taken by Nomura on days when the New York Stock Exchange is closed will be priced at the closing price on the next day when the New York Stock Exchange is open. In the event of differences between verbal and telex orders on the one hand, and written price confirmations on the other, the written price confirmations shall be considered final.

     4. In connection with sales to sub-dealers, the concession to sub-dealers and Nomura's net retention shall be subject to the regulations as set forth in the rules concerning Foreign Securities Transactions of Japanese Securities Dealers' Association ("Association's Rules"). Nomura agrees to furnish the S-4 Fund with English copies of agreements entered into between Nomura and its sub-dealers. Such agreements and sales by sub-dealers shall conform in all cases with the terms and conditions of this Agreement.

     5. Payment at the appropriate per share net asset value shall be made to the S-4 Fund by Nomura and shall be received by the S-4 Fund within ten business days after its acceptance of Nomura's order or such shorter time as may be required by U.S. law.

     If such payment is not received by the S-4 Fund, it reserves the right without notice, forthwith to cancel the sale in which case the S-4 Fund may hold Nomura responsible for any loss to it, provided, however, that this paragraph shall have no force and effect if Nomura's failure to pay shall be caused by reason of force majeure.

     6. Nomura agrees to act as agent of the S-4 Fund for the purpose of facilitating redemptions of Shares of the S-4 Fund sold pursuant to the terms of this Agreement and held by Japanese investors. If Nomura repurchases Shares from its customers or customers of sub-dealers, it agrees to pay not less than the applicable net asset value as in effect on the date of such repurchase.

     7. The S-4 Fund will not accept from Nomura any conditional orders for sales of Shares.

     8. The S-4 Fund agrees that whenever Nomura places orders for purchase of Shares from the S-4 Fund or redemption of Shares by the S-4 Fund, the S-4 Fund shall unconditionally accept such orders, unless trading on the New York Stock Exchange has been suspended or there are other reasons, including force majeure, which prevent such unconditional acceptance. The S-4 Fund also agrees to notify Nomura promptly by telex after the S-4 Fund has executed any such orders from Nomura. In the case of sales of Shares to the S-4 Fund, the S-4 Fund agrees to make payment to Nomura within seven days after its acceptance of Nomura's order or such shorter time as may be required by U.S. law. Subject to the provisions of this Paragraph 8, if the S-4 Fund fails to make payment to Nomura as above provided, the S-4 Fund agrees to indemnify and save Nomura harmless from any loss resulting therefrom.

     9. Nomura will pay all costs and expenses directly attributable to the Continuous Offering, including costs of translation, filing and legal and accounting fees and disbursements of auditors and counsel of Keystone and the S-4 Fund in conjunction with the filing under the Ordinance of Japanese Ministry of Finance, costs of advertising, publicity and due diligence and other meetings, costs and expenses of translating, printing and distributing the Japanese prospectus (hereinafter referred to, in accordance with the Association's Rules as the "Explanatory Brochure") and other sales literature for the Continuous Offering.

    10. The S-4 Fund agrees that Nomura, on behalf of the S-4 Fund, shall prepare, in conformance with the Association's Rules and applicable Japanese laws and regulations, the Explanatory Brochure covering the S-4 Fund continuous offering based on prospectuses, securities reports, semi-annual securities reports and material information furnished from time to time by the S-4 Fund in connection with the S-4 Fund (hereinafter collectively referred to as "Prospectuses-Reports"). In preparing the Explanatory Brochure, Nomura shall rely solely on the representations contained in the "Prospectuses-Reports." Nomura agrees that it will furnish a draft of the Explanatory Brochure to the S-4 Fund's designated agent in Tokyo to obtain prior approval for the contents thereof and will also furnish the S-4 Fund with the required number of Japanese and English language translations of the Explanatory Brochure for filing as required by United States law. No person is authorized to make any representations concerning Shares of the S-4 Fund except those contained in the then current applicable Explanatory Brochure. Nomura also agrees that it will deliver a copy of the then current Japanese Explanatory Brochure, at or prior to the time of sale, to each of its own purchasers and, in the case of sale by sub-dealers, it will require that they also deliver a copy of such Explanatory Brochure to each of their purchasers.

    11. The S-4 Fund agrees to indemnify and save Nomura harmless from any damages which shall have occurred in the sale of Shares of the S-4 Fund pursuant to this Agreement to the extent such damages result from a false statement of a material fact contained in the "Prospectuses-Reports" of the S-4 Fund, an omission of a material fact which should be stated therein or an omission of a material fact necessary to make the statement therein not misleading. If the "Prospectuses-Reports" or any other material used in connection with the sale of S-4 Fund Shares contains information furnished by Nomura which information contains a false statement of a material fact, an omission of a material fact which should be stated therein, or an omission of a material fact necessary to make the statement therein not misleading, Nomura likewise agrees to indemnify and save the S-4 Fund harmless from any damages it shall have incurred in any sales of the Shares of the S-4 Fund pursuant to the terms of this Agreement.

    12. The S-4 Fund agrees to designate Nomura if Nomura so requests, or such other representative as shall meet the qualification requirements as set forth in Section 1 of Article 6 of the Japanese Standard Rules Relating to Selection of Foreign Investment Company Shares to be Sold in Japan (the "Standard Rules") as legal agent for service of process against the S-4 Fund.

    13. The S-4 Fund hereby appoints Nomura as its agent securities company as defined in Article 13 of the Association's Rules and Nomura agrees that it will submit to the Association on the S-4 Fund's behalf all such documents as may be required by the provisions the Association's Rules.

    14. The S-4 Fund agrees that all its financial statements which appear in the Japanese Explanatory Brochure and Registration Statement, or in annual reports to the Ministry of Finance will be certified by independent certified public accountants who are licensed public accountants under the laws of Japan. Any such financial statements submitted to the Ministry of Finance will be manually signed and certified by such representative. The S-4 Fund also agrees to submit semi-annual reports to the Ministry of Finance which need not be certified.

    15. The S-4 Fund hereby represents and warrants that it currently conforms to the requirements of the Japanese Standard Rules. The S-4 Fund understands that if subsequently it is made aware that it does not so conform, the S-4 Fund will advise Nomura promptly and Nomura may suspend further sales of Shares but, even in such event, the S-4 Fund will continue to be obligated to repurchase or redeem Shares of the S-4 Fund from Nomura as hereinbefore provided.

    16. In offering the Shares of the S-4 Fund for sale in Japan, Nomura agrees to comply with the applicable laws, rules, regulations and criteria of the Ministry of Finance and Associations' Rules.

     Nomura also agrees that any advertisements used by Nomura will in general conform to the Statement of Policy of the United States Securities and Exchange Commission (U.S. Release No. 40-2621), except for Paragraph (h) which deals with comparisons.

    17. With the consent of the Board of Trustees of the appropriate Keystone Fund, Nomura may also undertake block and/or continuous offerings of the Shares of such other Keystone Funds on the terms and conditions herein stated or as may be contained in any supplemental agreement hereto.

     18. This Agreement is, to the extent applicable, governed by the laws of Japan.

     19. This Agreement shall continue in effect as long as permitted under the U.S. Investment Company Act of 1940, as amended from time to time, the rules promulgated thereunder or under the Japanese Securities and Exchange Law of 1948, appropriate exemptions therefrom. This Agreement may be terminated at any time by mutual consent or by either party upon thirty days written notice, and shall terminate automatically in the event of its assignment.


                                        KEYSTONE CUSTODIAN FUND,
                                        SERIES B-1, B-2, B-4, K-1,
                                        K-2, S-1, S-3 and S-4, each
                                        for itself and not jointly


                                        By Albert H. Elfner, III
                                           -------------------------------
                                        Title: President


ACCEPTED as of the 29th day of December 1989:


NOMURA SECURITIES CO., LTD.


By Mr. Saito
   -------------------------------
Title:

                          SCHEDULE OF MAINTENANCE FEES


     Except as otherwise provided for in the Underwriting Agreement, Nomura will be entitled to quarterly maintenance fees based on the aggregate net asset value of shares of the S-4 Fund which Nomura has sold, which remain issued and outstanding on the books of the S-4 Fund on the last business day of the calendar quarter and which are registered in the names of clients for whom Nomura is broker of record ("Eligible Shares"). Such maintenance fees will be calculated at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually); provided, however, that no maintenance fees will be paid to Nomura for any calendar quarter if the aggregate net asset value of such Eligible Shares on the last business day of the calendar quarter is less than $1 million. Quarterly maintenance fees shall be payable 90 days after the end of the calendar quarter. Such maintenance fee rate may be modified by the S-4 Fund from time to time without prior notice.